                                                                   Exhibit 10.96

                               SECOND AMENDMENT TO
                         PRIVATE EQUITY CREDIT AGREEMENT


         Second Amendment, dated as of June 14, 2000, to that certain Private Equity Credit Agreement dated as of the 30th day of June, 1999 (the "Agreement"), by and between JACKSON, LLC, an entity organized and existing under the laws of the Cayman Islands ("Investor"), and BioShield Technologies, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company").

         WHEREAS, the parties desire that the Agreement be amended in certain respects:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. A new definition of "Average Daily Price" shall be added to Article I of the Agreement, to read as follows:

         ""Average Daily Price" for any date shall mean the average of the closing bid price and the closing ask price of the Common Stock on the Principal Market for such date."

         2. The definition of "Closing Date" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         ""Closing Date" shall mean, with respect to a Closing, the eleventh
(11th) Trading Day following the Put Date related to such Closing."

         3. The definition of "Discount" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         ""Discount" shall mean ten percent (10%)".

         4. The definition of "Market Price" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         ""Market Price"shall mean the average of the three lowest Average Daily Prices for each of the ten (10) Trading Days immediately preceding the date of such Closing."

         5. The definition of "Purchase Price" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         "Purchase Price" shall mean, with respect to a Put, the Market Price on the applicable Closing Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

         6. The definition of "Valuation Period" contained in Article I of the Agreement shall be amended to read in its entirety as follows:

         "Valuation Period" shall mean the period of ten (10) Trading Days immediately preceding the date on which the applicable Closing is held and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth Trading Day thereafter.

         7. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in all respects.

         8. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Atlanta, Georgia with respect to any dispute arising under this Amendment.

         9. This Amendment is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         10. This Amendment contains the entire understanding of the Company and Investor with respect to the matters covered herein. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         11. This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the Company and Investor and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Amendment, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy hereof bearing the signature of the parties so delivering this Amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                       BIOSHIELD TECHNOLOGIES, INC.


                                       By:_____________________________
                                       Name:
                                       Title:


                                       JACKSON, LLC
                                       BY: SOUTHRIDGE CAPITAL MANAGEMENT LLC,
                                       GENERAL PARTNER


                                       By:______________________________
                                       Name:
                                       Title:


                                       3